UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 12, 2010

Energy Future Holdings Corp.
 (Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

 (Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC
 (Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-812-4600
(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Issuance by Energy Future Holdings Corp. of $500 Million Aggregate Principal Amount of 10.000% Senior Secured Notes Due 2020

Indenture

On January 12, 2010, Energy Future Holdings Corp. (“EFH”) entered into an indenture (the “Indenture”) among EFH, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the Indenture, EFH issued $500,000,000 aggregate principal amount of 10.000% Senior Secured Notes due 2020 (the “Notes”). The Notes will mature on January 15, 2020.  Interest on the Notes is payable in cash in arrears on January 15 and July 15 of each year at a fixed rate of 10.000% per annum, and the first interest payment is due on July 15, 2010.

The Notes are guaranteed by Energy Future Competitive Holdings Company (“EFCH”) and Energy Future Intermediate Holding Company LLC (“EFIH” and together with EFCH, the “Guarantors”). The guarantee from EFIH is secured by the pledge of all membership interests and other investments EFIH owns or holds in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) or any of Oncor Holdings’ subsidiaries (such membership interests and other investments, the “Collateral”).  The guarantee from EFCH is not secured.

The Notes are senior obligations of EFH and rank equally in right of payment with all senior indebtedness of EFH. The Notes are effectively subordinated to any indebtedness of EFH secured by assets of EFH to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other liabilities of EFH’s non-guarantor subsidiaries.  The Notes are senior in right of payment to any future subordinated indebtedness of EFH.

The guarantees of the Notes (the “Guarantees”) are general senior obligations of each Guarantor and rank equally in right of payment with all existing and future senior indebtedness of each Guarantor.  The guarantee from EFIH is effectively senior to all unsecured indebtedness of EFIH to the extent of the value of the Collateral. The guarantee from EFIH is secured equally and ratably with approximately $115 million of outstanding secured debt of EFH represented by EFH’s 9.75% Senior Secured Notes due 2019 and approximately $141 million of outstanding secured debt of EFIH represented by EFIH’s (and EFIH Finance Inc.’s) 9.75% Senior Secured Notes due 2019 (collectively, the “2019 Notes”). The Guarantees will be effectively subordinated to all secured indebtedness of each Guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any existing and future indebtedness and liabilities of EFH’s subsidiaries that are not guarantors.

The Notes and the Indenture restrict EFH’s and its restricted subsidiaries’ ability to, among other things, make restricted payments, including restricted investments, incur debt and issue preferred stock, incur liens, permit dividend and other payment restrictions on restricted subsidiaries, merge, consolidate or sell assets and engage in transactions with affiliates. These covenants are subject to a number of important limitations and exceptions. The Notes and the Indenture also contain customary events of default, including, among others, failure to pay principal or interest on the Notes or the Guarantees when due.  If an event of default occurs under the Notes and the Indenture, the trustee or the holders of at least 30% in principal amount outstanding of the Notes may declare the principal amount on the Notes to be due and payable immediately.

EFH may redeem the Notes, in whole or in part, at any time on or after January 15, 2015, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before January 15, 2013, EFH may redeem up to 35% of the aggregate principal amount of the Notes from time to time at a redemption price of 110.000% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings.  EFH may also redeem the Notes at any time prior to January 15, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, EFH must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act.

EFH intends to use the net proceeds from the offering for general or other corporate purposes, which may include, without limitation, working capital needs, investment in business initiatives, capital expenditures and prepayment or repurchase of outstanding indebtedness of EFH and/or its subsidiaries.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The above description of the Indenture is qualified in its entirety by reference to the attached Indenture.

Registration Rights Agreement

On January 12, 2010, EFH also entered into a registration rights agreement (the “Registration Rights Agreement”) among EFH, the Guarantors and the initial purchasers named therein.  Pursuant to the Registration Rights Agreement, EFH and the Guarantors have agreed to use their commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) notes having substantially identical terms as the Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the Notes (the “Exchange Offer”). EFH and the Guarantors are expected to cause the Exchange Offer to be completed or, if required under special circumstances, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes. If this obligation is not satisfied (a “Registration Default”), the annual interest rate on the Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the Notes will increase by 50 basis points over the original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such Notes will revert to the original level.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The above description of the Registration Rights Agreement is qualified in its entirety by reference to the attached Registration Rights Agreement.

Security Documents

In connection with the issuance of the 2019 Notes by EFH and EFIH, respectively, EFIH entered into a Pledge Agreement, dated as of November 16, 2009, whereby the Collateral was pledged in favor of The Bank of New York Mellon Trust Company, N.A. (the “Collateral Trustee”) for the benefit of the Collateral Trustee, the trustee under each of the indentures relating to the 2019 Notes and the holders of the 2019 Notes and the holders of any other secured debt obligations that may be issued in accordance with the indentures governing the 2019 Notes.  In addition, EFIH entered into a Collateral Trust Agreement, dated as of November 16, 2009, among EFIH, The Bank of New York Mellon Trust Company, N.A., as First Lien Trustee, the other Secured Debt Representatives named therein and the Collateral Trustee.  The Collateral Trust Agreement governing the pledge of Collateral generally provides that the holders of a majority of the debt secured by a first priority lien on the Collateral, including the 2019 Notes and other future debt incurred by EFH or EFIH secured by the Collateral equally and ratably, have, subject to certain limited exceptions, the exclusive right to manage, perform and enforce the terms of the security documents securing the rights of secured debt holders in the Collateral, and to exercise and enforce all privileges, rights and remedies thereunder.

In connection with the issuance of the Notes, on January 12, 2010, the Collateral Trustee and The Bank of New York Mellon Trust Company, N.A., as New Representative, entered into a Joinder to the Collateral Trust Agreement and EFIH entered into an Additional Secured Debt Designation Agreement.  As a result of the Joinder and the Designation by EFIH, the trustee under the Indenture and the holders of the Notes will benefit from the pledge of the Collateral under the Pledge Agreement.

The above description of the material terms of the Pledge Agreement and the Collateral Trust Agreement is qualified in its entirety by reference to the Pledge Agreement and the Collateral Trust Agreement, which are incorporated herein by reference to Exhibits 4.3 and 4.4, respectively, to EFH’s Current Report on Form 8-K, filed with the SEC on November 20, 2009.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

    The information relating to the Indenture and the Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.      Financial Statements and Exhibits.

(d)Exhibit No. Description

4.1	Indenture, dated as of January 12, 2010, among Energy Future Holdings Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A.

4.2	Registration Rights Agreement, dated January 12, 2010, among Energy Future Holdings Corp., the guarantors named therein and the initial purchasers named therein.

4.3
Pledge Agreement, dated as of November 16, 2009, by Energy Future Intermediate Holding Company LLC (incorporated by reference to Exhibit 4.3 to Energy Future Holdings Corp.’s Current Report on Form 8-K, filed with the SEC on November 20, 2009).

4.4
Collateral Trust Agreement, dated as of November 16, 2009, among Energy Future Intermediate Holding Company LLC, The Bank of New York Mellon Trust Company, N.A., as First Lien Trustee, the other Secured Debt Representatives named therein and The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee (incorporated by reference to Exhibit 4.4 to Energy Future Holdings Corp.’s Current Report on Form 8-K, filed with the SEC on November 20, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.
/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY
/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC
/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: January 19, 2010